                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   May 31, 2002
                                                 -------------------------------


                             Multi-Color Corporation
            ---------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



              Ohio                        0-16148                31-1125853
  -----------------------------      ---------------       ---------------------
  (State or Other Jurisdiction         (Commission              (IRS Employer
        of Incorporation)              File Number)          Identification No.)


425 Walnut Street, Suite 1300, Cincinnati, Ohio                     45202
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


        Registrant's telephone number, including area code 513/381-1480
                                                           -------------

________________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         On May 31, 2002, Multi-Color Corporation (the "Company"), through its wholly-owned subsidiary MCC-Quick Pak, LLC, acquired the assets of Quick Pak, Inc. ("Quick Pak") from Quick Pak. Quick Pak is a leading provider of promotional packaging, assembling and fulfillment services to major health and beauty companies, consumer product manufacturers and national retailers. The purchase price was $6,651,751, including approximately $900,000 of working capital. The Company paid $6,351,751 at closing and delivered a promissory note for $300,000. The purchase price is subject to adjustment based upon a final audit of working capital 60 days after closing. The parties negotiated the purchase price based upon the fair market value of the acquired assets, the amount of assumed liabilities, the amount of working capital and goodwill. Money to fund the acquisition came from the Company's available cash and the Company's line of credit with PNC Bank and Key Bank. PNC Bank and Key Bank granted the Company a $3,000,000 increase in the existing line of credit. Assets acquired included machinery, equipment, accounts receivable and inventory. The Company intends to use Quick Pak's assets to continue to provide consumer packaging services to support customer marketing strategies. There was no prior relationship between the Company and Alexander J. Buhayar and Deborah R. Buhayer, the owners of Quick Pak, Inc.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         No financial statements are required.

Exhibits:

Exhibit No.         Description of Exhibit
-----------         ----------------------

10.1 Asset Purchase Agreement, dated May 31, 2002 between Multi-Color Corporation, MCC-Quick Pak, LLC, Quick Pak, Inc., Alexander J. Buhayar and Deborah R. Buhayar and Multi-Color Corporation.


99.1 Copy of the Press Release, dated June 3, 2002, issued by the Company, publicly announcing the actions reported therein.

                                   SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MULTI-COLOR CORPORATION


By:      /s/ Dawn H. Bertsche
Name:   Dawn H. Bertsche
Title:  Vice President-Finance, Chief Financial Officer
Date:   June 14, 2002